UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2002

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Issuer as Specified in its Charter)

Delaware	000-22633	33-0683629

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18400 Von Karman Avenue, Suite 1000, Irvine, California                                92612

                    (Address of Principal Executive Offices)                                         (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

ITEM 5.    OTHER EVENTS

We are filing this report on Form 8-K to disclose the following recent developments involving us, and to incorporate such disclosure into our Registration Statement on Form S-3 (Registration No. 333-66694) and our Registration Statement on Form S-3 (Registration Statement No. 333-83984):

(a)    Warehouse Agreements.  On May 10, 2002, we entered into a new $400 warehouse agreement with UBS Warburg Real Estate Securities Inc. Also, on May 10, 2002, we amended and restated our current warehouse agreement with CDC Mortgage Capital Inc. to provide for an additional custodial relationship with Deutsche Bank National Trust Company. On May 13, 2002, we entered into a new $500 million warehouse agreement with Bank of America, N.A. The agreements relating to these credit facilities are filed as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5 to this Current Report and are incorporated herein by reference.

ITEM 7.    EXHIBITS

(a)	Financial statements of business acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Exhibits.

	Exhibit No.	Description

	99.1	Master Contribution Agreement, dated as of May 13, 2002, by and between New Century Mortgage Corporation and New Century Funding A.

	99.2	Master Repurchase Agreement, dated as of May 13, 2002, by and between Bank of America, N.A. and New Century Funding A.

	99.3	Amended and Restated Master Repurchase Agreement, dated as of May 10, 2002, by and among CDC Mortgage Capital Inc., New Century Mortgage Corporation and NC Capital Corporation.

99.4
Committed Note Purchase Agreement and Security Agreement, dated as of May 10, 2002, by and among New Century Funding I, UBS Warburg Real Estate Securities Inc. and each person party thereto as a Purchaser or a Noteholder from time to time.

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99.5	Loan Purchase Agreement, dated as of May 10, 2002, by and among New Century Mortgage Corporation, New Century Financial Corporation and New Century Funding I.

99.6	Waiver and Consent dated May 13, 2002 under the Subordinated Loan Agreement by and between New Century Mortgage Corporation and U.S. Bank National Association dated as of April 28, 2000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

June 3, 2002	/s/ Brad A. Morrice Brad A. Morrice, Vice Chairman, President and Chief Operating Officer